HOW2GOPUBLIC.COM

1812 Wedge Pkwy, Ste 105

Reno, NV 89511

775-851-7397

www.howtogopublic.net

jsmith@howtogopublic.net

ENGAGEMENT LETTER & AGREEMENT

This letter is to define the various steps and stages HOW2GOPUBLIC.COM will perform on behalf of LUCKYCOM, INC., the client (issuer) to achieve a listing on the OTC BULLETIN BOARD (OTCBB).

H2GO will provide the following services for a one time, all inclusive fee of $30,000

• $10,000 with signed agreement

• $10,000 when S-1 goes effective with the SEC

• $10,000 when FINRA issues ticker symbol and trading status achieved

It should be made clear H2GO is entering into this agreement based upon certain information the client has provided and will continue to provide throughout the process and no guarantees can be offered to the success of the process if the issuer cannot respond appropriately to any and all comments that might result from the"review" process.

Below is an outline H2GO and the issuer will follow throughout .he process:

1. H2GO will assist issuer in Incorporating in Nevada if necessary

2. H2GO will provide a "sample'' subscription agreement

3. H2GO and client will complete a Form D and submit to the SEC

4. H2GO will assist in preparing all necessary merger documents, if any

5. The issuer will work with H2GO staff and Legal Associates in drafting an S-1 Registration

6. The issuer will work with H2GO staff and Accounting Associates in preparing two (2) years of audited financials and whatever quarterly reports necessary.

7. The issuer and H2GO will submit the completed S-1 Registration to the SEC for review. The issuer and H2GO will respond accordingly to each and every comment received. (10-15 work days is not uncommon)

8. The client (the issuer) will need to submit a Form 211 to FINRA for review through a sponsoring Market Maker (MM) once SEC approval is received.

9. Issuer and H2GO will complete the information statement and provide it to the MM.

10. FINRA will review the Form 211 for full compliance. FINRA will respond to the MM with any "comments" it may have. Issuer will respond to these comments through the MM. This process will continue till all comments have been answered satisfactorily.

11. Issuer will provide a full and complete shareholder list to its Stock Transfer agent. H2GO will request a CUSIP # by providing them a "draft" of the 15c211 or S-1 (2-3 days)

12. Upon approval of the Form 211 FINRA will issue a trading symbol and permit the MM to post a bid/ask for the issuer.

13. H2GO will post all applicable information in PDF format as required as well as "Edgarize" all submissions to the SEC

14. This agreement is confidential in nature.

IMPORTANT

The issuer must submit a "full" 15C211 to FINRA for its review process therefore achieving "full Pink Sheet" status allowing the issuer's stock to be “piggyback qualified” which will allow any and all MM’s to also "post" a bid/ask on behalf of their clients after 30 days. Issuer will have a "dual" status on both the OTCBB and Pink Sheets and be considered "fully reporting''.

All costs and fees incurred in the process are included in H2GO's fees with the exception of the Transfer Agent, EDGARIZING, DTC filing and the Audit.

If all of the above terms and disclosures are acceptable please sign below.

Agreed and executed this date of 1/2/2013
/s/ Jay Smith
Jay Smith
President, HOW2GOPUBLIC.COM

Agreed and executed this date of 1/3/2013
/s/ Kingrich Lee
Kingrich Lee
President, LUCKYCOM, INC.

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